Paul, Hastings, Janofsky & Walker LLP
Twenty-Fourth Floor s 55 Second Street s San Francisco, CA 94105-3441
telephone 415 856 7000 s facsimile 415 856 7100 s www.paulhastings.com

December 28, 2004	27217.00017

Advisors Series Trust
615 E. Michigan Street
Milwaukee, WI 53202

Re:   Advisors Series Trust: The PIA Funds

Ladies and Gentlemen:

We have acted as counsel to Advisors Series Trust, a Delaware statutory trust (the “Trust”), in connection with the Trust’s Registration Statement filed on Form N-1A with the Securities and Exchange Commission (the “Registration Statement”) relating to the issuance by the Trust of shares of beneficial interest (the “Shares”) of the PIA BBB Bond Fund, the PIA Short-Term Government Securities Fund, the PIA Equity Fund, and the PIA Total Return Bond Fund, each a series of the Trust (the “Funds”).

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

(a)
the Trust’s Certificate of Trust as filed with the Delaware Secretary of State on October 3, 1996 and the amendment thereto filed with the Delaware Secretary of State on April 3, 2001, certified to us by an officer of the Trust as being true and complete on the date hereof;

(b)	the Trust’s Agreement and Declaration of Trust dated October 3, 1996 (the “Trusts Instrument”), certified to us by an officer of the Trust as being true and complete on the date hereof;

(c)	the Bylaws of the Trust certified to us by an officer of the Trust as being true and complete on the date hereof;

(d)
resolutions of the Trust’s Board of Trustees adopted on September 8-9, 2004 authorizing the establishment of the Funds and the issuance of the Shares, certified to us by an officer of the Trust as being true and complete and in effect on the date hereof;

Advisors Series Trust
December 28, 2004

(e)	the Registration Statement; and

(f)	a certificate of an officer of the Trust concerning certain factual matters relevant to this opinion.

Our opinion below is limited to the federal law of the United States of America and the statutory trust law of the State of Delaware. We are not licensed to practice law in the State of Delaware, and we have based our opinion below solely on our review of Chapter 38 of Title 12 of the Delaware Code (the “Delaware Statutory Trust Act”) and the case law interpreting the Delaware Statutory Trust Act as reported in Delaware Laws Affecting Business Entities (Aspen Publishers, Inc., 2004 Fall Edition) as updated on Westlaw through December 20, 2004. We have not undertaken a review of other Delaware law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the statutory trust law of the State of Delaware as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for consideration at their net asset value on the date of their issuance in accordance with statements in the Registration Statement and in accordance with the Trust Instrument, (ii) all consideration for the Shares will be actually received by the Trust, and (iii) all applicable securities laws will be complied with, then it is our opinion that, when issued and sold by the Trust, the Shares will be legally issued, fully paid and nonassessable by the Trust.

This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

We hereby consent to (i) the reference of our firms as Legal Counsel in the Registration Statement, and (ii) the filing of this opinion as an exhibit to the Post-Effective Amendment.

Very truly yours,

Paul, Hastings, Janofsky & Walker LLP